/Letterhead/

                           Schvaneveldt & Company
                        Certified Public Accountant
                        275 East South Temple, #300
                         Salt Lake City, Utah 84111
                               (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.



I consent to the use of my report dated April 6, 1998, of Appalachian Oil & Gas Company, Inc., as of June 30, 1997, and to the reference made to me in the Form 10KSB.



/S/ Schvaneveldt & Company
April 21, 1999